Exhibit 99.1

Decentral Life and LikeRE Announce Launch of an AI Virtual Business Assistant for Real Estate Professionals

LikeRE.com is getting an artificial intelligence (AI)-powered upgrade from Decentral Life, Inc.

GREENWOOD VILLAGE, COLORADO, January 8, 2024 — Decentral Life, Inc. (OTC: WDLF) announced today the official launch of a Generative AI Virtual Business Assistant, that is developed to help real estate business professionals offload the mundane task they face each day in running their business.

“We continue to push the boundaries of what is possible in real estate marketing, sales, and daily operations,” said Decentral Life CEO, Ken Tapp. “We are once again pioneering change in the real estate industry, through our technology license agreement with LikeRE.com. By empowering real estate professionals with our newly launched generative AI tools, we expect to save them countless hours each week by offloading the mundane task they face in running their business. Given the accelerating complexity and speed of doing business in a digital-first real estate industry, we are seeing our licensed technologies to LikeRE become the essential tools for operating real estate companies in the future,” added Tapp.

“The LikeRE AI Virtual Business Assistant for Real Estate Professionals will inevitably change the entire lifecycle of a new real estate professional entering the industry, and a seasoned professional evolving the way they do business. In fact, it’s probably already doing so,” said Beau LaPoint of LikeRE.com. “Forward-thinking Real Estate Professionals from the National Association of Real Estate Brokers (NAREB), our strategic partner at LikeRE.com, have already begun to implement our AI Virtual Business Assistant in their daily business tasks since our beta launch of Decentral Life’s AI system earlier last month. After providing early access through a special beta launch to the NAREB members, we’ve received overwhelming feedback on how easy the AI Virtual Business Assistant is to use, and how much time it saves them each day,” added LaPoint.

About the National Association of Real Estate Brokers (NAREB)

The National Association of Real Estate Brokers (NAREB) was established in 1947, when black real estate professionals weren’t allowed to join the National Association of Realtors. NAREB continues to thrive today, boasting over 100 Local Boards nation-wide, and continues to champion “Democracy In Housing”, black homeownership rights and education. LikeRE.com’s professional development and social network align well with NAREB’s aspirations, in that both seek to educate the real estate professional who is committed to helping the consumer.

About LikeRE, Inc.

More than 100 real estate professionals came together as co-founders and creators of the LikeRE real estate social network and professional development platform. LikeRE.com promotes greater industry education, increased marketing efficiency, and a decrease in transactional mistakes, and provides real estate professionals with the ability to save time and grow their expertise in the residential real estate sector.

About Decentral Life:

Decentral Life, Inc. (OTC: WDLF) is a SaaS company providing Blockchain and AI technology through license agreements with technology companies and operates a Technology Business Incubator (TBI) as a division of the company, which provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on growing their businesses.

For more information, visit the website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations, or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Risks include but are not limited to general risks associated with partnerships, joint ventures, and strategic alliances; lack of sufficient capital, changes in industry related laws; possible impairment of assets, COVID and more. No information in this press release should be construed as any indication whatsoever of our future financial results, revenues, or stock price.

Todd Markey

Investor Relations

Decentral Life, Inc.

ir@WDLF.ai

1-855-933-3277